Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of August 23, 2011 (the “Effective Date”), is being entered into by and between SaveDaily.com, Inc., a California corporation (“Company”), and Via Alip, LLC, a Delaware limited liability company (“Consultant”), with reference to the following matters:

RECITALS

A. Company desires to engage the services of a consultant to provide certain consulting and other services to Company;

B. Consultant desires to be engaged to provide such consulting services to Company in exchange for the consideration set forth herein;

C. Company acknowledges that Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (the “Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), underwriting, banking, is not an insurance company, nor does it offer services to Company, or any affiliate thereof (with Company, “Company Entities”), which may require regulation under federal or state securities laws or any other applicable law;

D. Company acknowledges that the services of Consultant may relate to advice concerning current and potential clients of Company, that Company is not obligated to accept any such advice, that Consultant will not provide any assurance of a particular result and that Company will not provide Consultant with access to material, non-publicly available information relating to general operations, financial condition, forecasts of performance or other similar information.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Consulting Services.  Upon the terms and subject to the conditions set forth in this Agreement, commencing upon the Effective Date and continuing for one hundred twenty(120) days thereafter, Consultant shall provide the Services (as defined below) to Company.  For purposes hereof, “Services” shall mean introducing Company to credit unions and other potential customers and providing general advice from time to time on certain limited governmental matters as may be appropriate during the term of this Agreement.

Notwithstanding anything to the contrary contained herein or otherwise, Company acknowledges and agrees that:

(a)           Consultant shall not be providing Services to Company on a “day-to-day” basis.

(b)           The role of Consultant is to provide advice only, which the Company may or may not accept in its sole discretion.  The Company acknowledges that Consultant's advice and assistance does not and will not constitute any guarantee or other assurance as to the ability of the Company or of Consultant to accomplish, whether in whole or in part, any specific goals or plans of the Company.

(c)           The Company acknowledges that Consultant retains the right to provide consulting advice to other parties.  Nothing herein contained will be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering advice to others or conducting any other business.  During the Term, the Consultant will not, however, provide consulting advice in favor of any other parties engaged in the same business as the Company without prior written consent of the Company, other than to affiliates of the Company.

(d)           Company and Consultant agree that it is the intent of the parties that Consultant not be deemed an “affiliate,” “insider” or “control person” (each as may be defined in either the Act or the Exchange Act) of Company and Company agrees not to take, and to not require Consultant to take, any actions that would cause Consultant to be deemed an “affiliate,” “insider” or “control person.”

2.           Compensation to Consultant.

(a) Upon the execution and delivery of this Agreement, Company shall pay Consultant the sum of $50,000 (the “Fees”), which Fees, excepting reimbursement for any approved Expenses (as defined below), shall be the sole compensation payable to Consultant hereunder.  The Company in its sole discretion, further to align the interests of the Consultant with those of the Company, may pay the Fees in the form of 1,700,000 shares of common stock (the “Consultant Shares”).In the event that the Company elects to deliver the Fees in the form of common stock, all Consultant Shares shall be deemed earned and vested on the date of this Agreement however Consultant hereby waives any rights to receive proceeds from any liquidation of, or cash distributions to shareholders made by, the Company through February 28, 2012. The Consultant Shares shall be restricted securities and any share certificate evidencing the Consultant Shares shall bear prominently an appropriate restrictive legend confirming the securities have not been registered under the Securities Act of 1933 (the “Act”) and that they may not readily be sold, transferred, hypothecated or otherwise conveyed or disposed of absent registration under the Act or an opinion of counsel satisfactory to the Company that such registration is not required. In addition to, and not in lieu of, any Fees payable hereunder, Company shall pay in advance or reimburse Consultant, within 30 days of submission of vouchers or invoices, for all out of pocket travel, entertainment and related costs and expenses (“Expenses”) incurred by Consultant in connection with the performance of the Services, provided that such Expenses have been approved in advance by the Company, and provided further that nothing herein set forth requires Consultant to advance any such costs on behalf of Company.

(b) Notwithstanding anything to the contrary contained herein, it is the intent of the parties hereto that the transactions contemplated pursuant to this Agreement are to take place only in the event that Company consummates that certain merger (the “Merger”) as set forth in that certain Agreement and Plan of Merger by and among the Company, Nine Mile Software, Inc., a Nevada corporation (“Parent”), and SD Acquisition Inc., a California corporation wholly owned by Parent.  It is further the intent of the parties hereto that, upon the consummation of the Merger, the rights, duties and obligations of the Company hereunder shall be fully assumed by Parent and the term “Consultant Shares” shall be deemed to mean shares of Parent’s common stock.

3.           Relationship Between Parties.

(a)           Throughout the Term and thereafter, neither Consultant nor any representative of Consultant shall hold it or himself out to any third person, firm or entity, as an agent or representative of Company or otherwise being authorized to act on behalf of Company or any affiliate or subsidiary of Company (collectively, the “Company Group”), nor shall Consultant or any representative of Consultant seek to bind any member of Company Group to any agreement, undertaking, commitment or other obligation of any kind.

(b)           Consultant shall be considered an independent contractor of Company or any affiliate thereof, including without limitation, any member of Company Group, within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers’ compensation, industrial accident, labor and taxes.  In connection therewith, no federal, state, or local taxes of any kind shall be withheld or paid by Company on behalf of Consultant in connection with payments made to Consultant hereunder.    During the term hereof, the status of Consultant shall be solely that of an independent contractor.

4.           Representations And Warranties.

(a)           Company’s Representations and Warranties.  Company represents and warrants to Consultant that: (i) the execution and delivery of this Agreement by it and the performance of its obligations hereunder have been duly authorized by its board of directors or other governing authority and no further action on its part is necessary to authorize this Agreement and the performance of such obligations; and (ii) this Agreement constitutes the valid and binding obligation of it, enforceable by Consultant against it in accordance with its terms (subject to laws in effect with respect to creditors’ rights generally and applicable principles relating to equitable remedies).

(b)           Consultant’s Representations and Warranties.  Consultant represents and warrants to Company that this Agreement constitutes the valid and binding obligation of it, enforceable by Company against it in accordance with its terms (subject to laws in effect with respect to creditors’ rights generally and applicable principles relating to equitable remedies).
5.           Authority.  Each of the parties hereby acknowledges that the role of Consultant is that of a consultant only; and as such, Consultant is not a registered financial advisor, securities dealer or broker.  Consultant will not be required to provide advice on any investment, receive, transmit or hold funds in connection with any transaction, nor act as a substitute for legal or other professional services. Consultant, (i) is not obligated to devote any minimum number of hours to the affairs of the Company, and (ii) shall devote only such time as Consultant in its sole discretion deems appropriate. In connection therewith, Company acknowledges and agrees that Consultant in involved in other business and other activities.

6.           Miscellaneous.

(a)           Entire Agreement.  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements between them concerning such subject matter, and may be modified only by a written instrument executed by each party.

(b)           No Assignment.  This Agreement may not be assigned by Company or Consultant without the prior written consent of the other (which consent may be granted or withheld by such party in its sole and absolute discretion), and any attempt to assign rights and duties without such written consent shall be null and void and of no force and effect; provided however, that Company shall have the right to assign this Agreement, without the consent of Consultant, to (i) any affiliate of Company, or (ii) any person or entity who or which, at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the equity interests, assets or business of Company.  Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

(c)           Third Party Beneficiaries.  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

(d)           Waiver.  The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

(e)           Section Headings.  The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

(f)           Notices.  All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one day after deposit with an overnight courier, or if mailed, five days after the date of deposit in the United States mails, as follows:

If to Company, to:

SaveDaily.com, Inc.
3020 Old Ranch Parkway, Suite 140
Seal Beach, California 90740
Facsimile:  (562) 684-4837
Attention: Jeff Mahony, Chief Executive Officer

If to Consultant, to:

Via Alip, LLC
149 S. Barrington Ave. #646
Los Angeles, CA  90049

Any party may change its address for purposes of this Section by giving to the other, in the manner provided herein, a written notice of such change.

(g)           Severability.  All sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

(h)           No Mitigation. Consultant shall have no duty or obligation to mitigate damages hereunder, and if Consultant does choose to accept consulting work elsewhere after any breach or improper termination of this Agreement by Company, then any income and other employment benefits received by Consultant by virtue of his agreement to provide services for or on behalf of, any person or entity other than Company after such breach or improper termination shall not reduce Company’s obligation to make payments and afford benefits hereunder.

(i)           Arbitration. In the event of any dispute, claim or controversy among the parties arising out of or relating to this Agreement, and whether relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, such dispute, claim or controversy shall be resolved by and through an arbitration proceeding (unless a party is seeking provisional remedies) to be conducted under the auspices and the commercial arbitration rules of the American Arbitration Association (or any like organization successor thereto) in Los Angeles, California.  The arbitrability of the dispute, claim or controversy shall likewise be determined in the arbitration.  The arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the American Arbitration Association.  Both the foregoing agreement of the parties to arbitrate any and all such disputes, claims and controversies, and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties and may be specifically enforced by legal proceedings in any court of competent jurisdiction.

(j)           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflicts of laws principles.

(k)           Costs of Arbitration.  The costs of the arbitrator(s) and the arbitration shall be borne equally by the parties hereto, and each party shall bear separately the cost of its respective attorneys, witnesses and experts in connection with the arbitration, unless otherwise determined by the arbitrator(s).

(l)           Jurisdiction.  Except to the extent otherwise provided in Section 6(i) hereof, the parties consent to the exclusive jurisdiction of the state and federal courts located in Los Angeles, California in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.  Each party further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in Section 6(f), and that when so made shall be as if served upon it personally.

(m)           Gender; “person” and “representative”.  Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa.  The word “person” shall be broadly interpreted to include, without limitation, any corporation, firm, partnership or other form of association. The word "representative" shall be broadly interpreted to include, without limitation, as to any person, its directors, officers, employees, agents and advisors (including, without limitation, financial advisors, banks, attorneys, accountants and their respective representatives) and affiliates.

(n)           Counterparts; Facsimile Signature.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  This Agreement may be executed by facsimile signature, any which such facsimile signature shall be deemed to be an original signature for all purposes hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove set forth.

“COMPANY”

SAVEDAILY.COM, INC., a California corporation

By: /s/ Jeff Mahony
Jeff Mahoney, Chief Executive Officer

“CONSULTANT”

VIA ALIP, LLC.

By: /s/ Justin Farar
Justin Farar, Authorized Person